Exhibit 99

Press Release

For Immediate Release	Inquiries:	Jeanne A. Leonard Liberty Property Trust 610/648-1704
LIBERTY PROPERTY TRUST ANNOUNCES
THIRD QUARTER RESULTS
Malvern, PA, October 20, 2008 — Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $.41 per share for the quarter ended September 30, 2008 compared to $.41 per share for the quarter ended September 30, 2007. For the nine-month period ended September 30, 2008, net income per common share (diluted) was $1.08, compared to $1.41 per share for the same period in 2007. The primary difference between net income for the first nine months of 2007 and 2008 is attributable to a difference in gains on sales of property.
Funds from operations available to common shareholders (diluted) (“FFO”) for the third quarter of 2008 was $0.80 per share, compared to $0.80 per share for the third quarter of 2007. FFO per share for the nine month period ended September 30, 2008 was $2.41 per share, compared to $2.39 per share for the same period in 2007. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release.
“Office and industrial conditions continued to hold up this quarter in a very unusual economic and financial environment,” said Bill Hankowsky, chairman and chief executive officer. “In spite of the current challenged economic scene, our multi-product, multi-market, multi-tenant portfolio and our capital structure are appropriately positioned for relative outperformance in this difficult market.”
Portfolio Performance
Leasing: At September 30, 2008 Liberty’s in-service portfolio of 75.9 million square feet was 92.0% occupied, compared to 92.5% at the end of the second quarter. During the third quarter, Liberty completed lease transactions totaling 4.0 million square feet of space.
Same Store Performance: Property level operating income for same store properties increased by 0.1% on a cash basis and decreased by 1.2% on a straight line basis for the third quarter of 2008 compared to the same quarter in 2007, and remained flat on a cash basis and decreased by 0.9% on a straight line basis for the nine months ended September 30th compared to the same period in 2007.
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Liberty Property Trust Third Quarter 2008 Results -2-
Real Estate Investments
Development: During the third quarter, Liberty brought into service six wholly-owned development properties totaling one million square feet for a total investment of $62.0 million. These properties are 83.6% leased at a current yield of 7.1% and a projected stabilized yield of 8.7%. A joint venture in which Liberty holds a 50% interest brought into service two development properties for a total investment of $19.1 million. These properties, totaling 296,000 square feet, are located in Orlando, Florida, and were 78.2% leased as of September 30.
During the third quarter, Liberty began development of one property for an expected total investment of $46.3 million. This 211,000 square foot office building is located in Orlando, and is 50.8% pre-leased. In addition, a joint venture in which the company holds a 25% interest began construction of a 464,000 square foot industrial building in Aurora, IL.
As of September 30, 2008, Liberty had 5.0 million square feet of wholly-owned and joint venture properties under development. This activity represents a total projected investment of $599.8 million, with an expected yield of 8.0%. The properties were 21.4% leased at September 30.
Acquisitions: Liberty acquired a 107,000 square foot office property in Sunrise, FL during the quarter for $17.0 million. The property is 100% leased, with a current yield of 10.9%.
Dispositions: During the third quarter Liberty sold six operating properties, which contained 254,000 square feet of leasable space for $31.1 million.
Subsequent Events
On October 8, Liberty completed a public offering of 4,750,000 common shares, generating net proceeds to the company of $149.5 million. The proceeds from this offering were used to repay borrowings under the Company’s unsecured credit facility and for general corporate purposes.
Earnings Outlook
Liberty expects to report funds from operations for 2008 in the range of $3.14-$3.16 per share, and for 2009 in the range of $3.00-$3.20 per share. A reconciliation of FFO to GAAP net income for both 2008 and 2009 is below:

	2008 Range		2009 Range
	Low	High	Low	High
Projected net income per share	$1.47	$1.49	$1.24	$1.44
Depreciation and amortization of unconsolidated joint ventures	0.18	0.18	0.16	0.18
Depreciation and amortization	1.85	1.89	1.78	1.81
Gain on property dispositions	(0.29)	(0.32)	(0.10)	(0.15)
Minority interest share of addbacks	(0.07)	(0.08)	(0.08)	(0.08)

Projected funds from operations per share	$3.14	$3.16	$3.00	$3.20

Liberty Property Trust Third Quarter 2008 Results -3-
Commenting on this guidance, “The current economic pressures coupled with the credit drought yield a very unclear picture for 2009,” said Bill Hankowsky. “Therefore we are basing our forward guidance on a set of assumptions that project the current difficult economic environment to prevail throughout 2009.”
About the Company
Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 76 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,100 tenants.
Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.
Liberty will host a conference call during which management will discuss third quarter results, on Tuesday, October 21, 2008, at 1:00 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 67954423. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com for two weeks following the call.
The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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Liberty Property Trust
Statement of Operations
September 30, 2008
(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Operating Revenue
Rental	$131,042	$122,864	$392,650	$352,262
Operating expense reimbursement	57,935	52,254	173,337	152,908

Total operating revenue	188,977	175,118	565,987	505,170

Operating Expenses
Rental property	38,468	36,121	114,717	106,433
Real estate taxes	22,305	19,299	66,615	53,494
General and administrative	13,145	13,142	40,178	38,866
Depreciation and amortization	44,695	40,146	132,021	112,897

Total operating expenses	118,613	108,708	353,531	311,690

Operating Income	70,364	66,410	212,456	193,480

Other Income/Expense
Interest and other	3,333	2,443	9,459	8,105
Interest	(38,909)	(33,043)	(118,336)	(88,641)

Total other income/expense	(35,576)	(30,600)	(108,877)	(80,536)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	34,788	35,810	103,579	112,944
Gain on property dispositions	463	190	1,939	1,641
Income taxes	(308)	1,022	(1,372)	508
Minority interest	(6,947)	(5,671)	(19,948)	(17,154)
Equity in earnings of unconsolidated joint ventures	470	(29)	1,857	1,026

Income from continuing operations	28,466	31,322	86,055	98,965

Discontinued operations net of minority interest (including net gain on property dispositions of $10,232 and $4,145 for the quarters ended September 30, 2008 and 2007 and $13,635 and $24,376 for the nine month periods ended September 30, 2008 and 2007)	10,088	5,852	14,089	30,334

Net Income	$38,554	$37,174	$100,144	$129,299

Basic income per common share
Continuing operations	$0.30	$0.35	$0.93	$1.09

Discontinued operations	$0.11	$0.06	$0.15	$0.33

Total basic income per common share	$0.41	$0.41	$1.08	$1.42

Diluted income per common share
Continuing operations	$0.30	$0.35	$0.93	$1.08

Discontinued operations	$0.11	$0.06	$0.15	$0.33

Total diluted income per common share	$0.41	$0.41	$1.08	$1.41

Weighted average shares
Basic	92,928	90,905	92,324	91,179

Diluted	93,369	91,367	92,626	91,905

Liberty Property Trust
Statement of Funds From Operations
September 30, 2008
(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Nine Months Ended
	September 30, 2008		September 30, 2007		September 30, 2008		September 30, 2007
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share

Reconciliation of net income to FFO - basic:
Basic — income available to common shareholders	$38,554	$0.41	$37,174	$0.41	$100,144	$1.08	$129,299	$1.42

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	4,331		1,134		12,208		2,819
Depreciation and amortization	44,173		41,715		130,803		118,704
Gain on property dispositions	(10,542)		(5,302)		(14,674)		(27,238)
Minority interest share in addback for depreciation and amortization and gain on property dispositions	(1,629)		(1,648)		(5,538)		(4,132)

Funds from operations available to common shareholders — basic	$74,887	$0.81	$73,073	$0.80	$222,943	$2.41	$219,452	$2.41

Reconciliation of net income to FFO - diluted:
Diluted — income available to common shareholders	$38,554	$0.41	$37,174	$0.41	$100,144	$1.08	$129,299	$1.41

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	4,331		1,134		12,208		2,819
Depreciation and amortization	44,173		41,715		130,803		118,704
Gain on property dispositions	(10,542)		(5,302)		(14,674)		(27,238)
Minority interest excluding preferred unit distributions	1,746		1,705		4,526		5,927

Funds from operations available to common shareholders — diluted	$78,262	$0.80	$76,426	$0.80	$233,007	$2.41	$229,511	$2.39

Reconciliation of weighted average shares:
Weighted average common shares — all basic calculations	92,928		90,905		92,324		91,179
Dilutive shares for long term compensation plans	441		462		302		726

Diluted shares for net income calculations	93,369		91,367		92,626		91,905
Weighted average common units	4,190		4,190		4,190		4,190

Diluted shares for funds from operations calculations	97,559		95,557		96,816		96,095

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions. As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT. Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust
Balance Sheet
September 30, 2008
(In thousands, except share amounts)

	September 30, 2008	December 31, 2007
	(Unaudited)
Assets
Real estate:
Land and land improvements	$805,797	$795,939
Building and improvements	4,235,427	4,432,690
Less: accumulated depreciation	(956,732)	(863,193)

Operating real estate	4,084,492	4,365,436

Development in progress	294,227	328,138
Land held for development	227,003	247,124

Net real estate	4,605,722	4,940,698

Cash and cash equivalents	29,278	37,989
Restricted cash	41,638	34,567
Accounts receivable	24,055	17,405
Deferred rent receivable	82,653	80,087
Deferred financing and leasing costs, net of accumulated amortization (2008, $136,565; 2007, $119,721)	132,023	144,684
Investment in unconsolidated joint ventures	255,317	278,383
Assets held for sale	2,145	2,192
Prepaid expenses and other assets	99,138	107,932

Total assets	$5,271,969	$5,643,937

Liabilities
Mortgage loans	$205,450	$243,169
Unsecured notes	2,155,000	2,155,000
Credit facility	370,000	622,960
Accounts payable	54,302	44,666
Accrued interest	38,063	39,725
Dividend and distributions payable	60,991	59,849
Other liabilities	212,667	268,926

Total liabilities	3,096,473	3,434,295

Minority interest	369,839	372,621

Shareholders’ Equity
Common shares of beneficial interest, $.001 par value, 183,987,000 shares authorized, 94,645,598 (includes 1,249,909 in treasury) and 92,817,879 (includes 1,249,909 in treasury) shares issued and outstanding as of September 30, 2008 and December 31, 2007, respectively	94	93
Additional paid-in capital	2,037,360	1,984,141
Accumulated other comprehensive income	10,750	21,378
Distributions in excess of net income	(190,596)	(116,640)
Common shares in treasury, at cost, 1,249,909 shares as of September 30, 2008 and December 31, 2007	(51,951)	(51,951)

Total shareholders’ equity	1,805,657	1,837,021

Total liabilities & shareholders’ equity	$5,271,969	$5,643,937